Exhibit 10.3

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION.

OMITTED PORTIONS INDICATED BY [*REDACTED*].

April 21, 2014 (amendment 1)

Mr. Todd Poste

Vice President

Global Procurement

Hertz Corporation

225 Brae Blvd

Park Ridge, NJ 07656

CONFIDENTIAL

Dear Todd:

As an addendum to our previous 2014/2015 agreement (signed on 12/20/2013) the following amendments apply to the existing program, and additional vehicles (Listed below) are eligible for purchase under the 2014/2015 Guaranteed Depreciation Program.

Eligible Vehicles:

Quantity [*REDACTED*] - [*REDACTED*]

Hold Period:

The minimum usage period for these vehicles is [*REDACTED*] months.  All other in service parameters outlined in the 2014/2015 agreement apply.

Depreciation and DRIP:

The Monthly Depreciation listed in the revised “2014 Chrysler Group LLC Guaranteed Depreciation Program Rules” will apply.  The subject depreciation amount is $[*REDACTED*] per month on the [*REDACTED*].  The DRIP incentive for this subject batch of [*REDACTED*] will set at $[*REDACTED*].  Unless otherwise specifically set forth in this Agreement, all other terms and conditions of the 2014 MY GDP Program remain in full force and effect and apply to the Eligible Vehicles.

We are glad to be able to work with you on this special addendum, and look forward to growing our partnership with Hertz Corporation.

Sincerely,

Agree:	/s/ Darren Arrington	Date
~~Todd Poste~~, Hertz Corporation
Darren Arrington

Agree:	/s/Caroline Costello	Date	5/12/2014
Caroline Costello, Senior Manager Rental Sales
Cc: T. Tullio - Finance